UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 8, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2013, HEI announced that Jennifer B. Loo, 52, assumed the role of Interim HEI Chief Accounting Officer, in addition to her existing duties as Director, Financial Reporting and Standards and Assistant Controller.  Ms. Loo succeeds David M. Kostecki, who voluntarily resigned as Vice President-Finance, Controller and Chief Accounting Officer effective March 8, 2013 in order to lead another business operation.

Ms. Loo has served in financial reporting and accounting positions with HEI companies since 1985.  Ms. Loo served as HECO Associate Financial Accountant, Financial Accountant, Administrator, Financial Reporting and Director, Financial Reporting and Standards, before moving to HEI as Director, Financial Reporting and Standards in 1989.  While in such position, Ms. Loo served as HEI Assistant Treasurer from 1991 to 2005 and was appointed HEI Assistant Controller in 2008.  Prior to joining the HEI companies, Ms. Loo worked in public accounting at a predecessor of KPMG LLP.  As Interim HEI Chief Accounting Officer, Ms. Loo will report to James A. Ajello, HEI Executive Vice President, Chief Financial Officer and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ James A. Ajello
James A. Ajello
Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer of HEI)
Date: March 14, 2013